DEFERRED COMPENSATION
                    PLAN FOR DIRECTORS OF UNISYS CORPORATION

                                 ARTICLE I
                             PURPOSE & AUTHORITY


            1.1 PURPOSE. The purpose of the Plan is to offer members of the Board of Directors who are not employees of the Corporation the opportunity to defer receipt of a portion of their Compensation, under terms advantageous to both the Director and the Corporation.

            1.2 EFFECTIVE DATE. The Board originally approved the Plan on November 20, 1981, and the Plan was subsequently amended, effective January 1, 1994. This document reflects the Plan as amended and restated effective April 22, 2004. The terms of this amended and restated Plan shall apply to all Account Balances and elections made pursuant to the Plan prior to its amendment.

             1.3 AUTHORITY. Any decision made or action taken by the Corporation and any of its officers or employees involved in the administration of this Plan, or any member of the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving the member's or employee's bad faith, for anything done or omitted to be done by himself or herself.


                                 ARTICLE II
                                 DEFINITIONS


            2.1 "Account" means, for any Participant, each memorandum account established for the Participant under Section 4.1. "Stock Units Account" means that portion of a Participant's Account attributable to Elective and Non-Elective Stock Units. Effective April 22, 2004, each Participant's Account maintained under the Unisys Corporation Director Stock Unit Plan will be transferred to this Plan and become part of the Participant's Stock Unit Account.

            2.2 "Account Balance" means, for any Participant as of any date, the aggregate amount reflected in his or her Account.

            2.3 "Beneficiary" means the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant's estate.

            2.4   "Board" means the Board of Directors of the Corporation.

            2.5 "Change in Control" shall have the same meaning as is ascribed to that term under the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan, or any successor stock option plan.

            2.6 "Committee" means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.

            2.7 "Compensation" means amounts payable by the Corporation, absent deferral, with respect to services provided by a Participant to the Corporation as a Director, including retainer and meeting fees, but shall not include Non-Elective Stock Unit amounts credited to a Participant's Account hereunder.

            2.8   "Corporation" means Unisys Corporation.

            2.9 "Deferral Election" means an election by an Eligible Director to defer a portion of his or her Compensation under the Plan, as described in Section 3.1.

            2.10 "Eligible Director" means a member of the Board who is not an employee of the Corporation.

            2.11 "Executives' Plan" means the Unisys Corporation Deferred Compensation Plan.

            2.12 "Fair Market Value" means, on any date, the sales price of a share of Unisys Common Stock as of the official close of the New York Stock Exchange at 4:00 p.m. U.S. Eastern Standard Time on such date.

            2.13 "Investment Measurement Option" means any of the hypothetical investment alternatives available for determining the additional amounts to be credited to a Participant's Account under Section 4.2. The Investment Measurement Options available are all of the investment options available to eligible participants under the USP other than the Unisys Common Stock Fund.

            2.14 "Option for Stock Units" means an option, created pursuant to a Director's election in accordance with Section 6 that, if exercised by the Director, will result in the crediting of Stock Units to the Director's Account.

            2.15 "Participant" means an Eligible Director or former Eligible Director who has made a Deferral Election and who has not received a distribution of his or her entire Account Balance.

            2.16 "Plan" means the Deferred Compensation Plan for Directors of Unisys Corporation, as set forth herein and as amended from time to time.

            2.17 "Revised Election" means an election made by a Participant, in accordance with Section 5.2, to change the date as of which payment of his or her Account Balance is to commence and/or the form in which such payment is to be made.

            2.18 "Stock Units" means Unisys common stock-equivalent units, which are awarded pursuant to the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan as Elective or Non-Elective Stock Units.
Elective Stock Units are Stock Units awarded as a result of a Participant's election to defer the receipt of Compensation in accordance with Section 4.2(b) of the Plan or the Participant's election to convert an option for stock to an Option for Stock Units in accordance with Section 3.2 of the Plan. Non-Elective Stock Units are Stock Units awarded to the Participant by the Corporation without regard to a deferral election.

            2.19  "USP" means the Unisys Savings Plan.

            2.20 "Valuation Date" means any business day as of which the interest of a Participant in each of the Participant's Accounts is valued pursuant to the terms of the Plan.


                                 ARTICLE III
                            DEFERRAL OF COMPENSATION


            3.1   DEFERRAL ELECTION.
            (a) Prior to or during any calendar year, each Eligible Director may elect to defer all or a portion of his or her Compensation that, absent deferral, would be paid to him or her for services rendered during the following calendar year or the remainder of the current calendar year, as applicable, by properly completing a Deferral Election form.

            (b) To be effective, a Deferral Election must be made in writing by the Eligible Director on a form furnished by the Secretary of the Corporation on or before the date that is (I) no later than the December 31 prior to the calendar year to which the Deferral Election applies or (II) at least three months and one day before the date on which the amounts to be deferred, absent deferral, would be paid to the Eligible Director, provided, however, that an individual who becomes an Eligible Director after January 1 of a calendar year may make a Deferral Election with respect to Compensation that, absent deferral, would be paid to him or her during the remainder of the calendar year in which he or she has become an Eligible Director, by filing the required written election on or before the date that is 30 days after the date on which he or she becomes an Eligible Director.

            (c) Once made, a Deferral Election shall become effective upon receipt by the Secretary of the Corporation and is thereafter irrevocable, except to the extent otherwise provided in Section 5.2.

            (d) An Eligible Director's Deferral Election must specify either a percentage or a certain dollar amount of his or her Compensation to be deferred under the Plan. In addition, the Deferral Election must specify the date on which payment of the amount deferred and payment in respect of any Non-Elective Stock Units that may be credited to the Participant's Account is to commence and the manner in which such payment is to be made, as set forth below:

                  (1) Subject to Section 5.1(b) hereof, the Deferral Election must specify that such payment is to commence as of:

                        (A) his or her termination of service as a member of the Board (including as a result of disability); or

                        (B) a specific date (which may be determined by reference to the Eligible Director's termination of service) that is at least two years after the date on which the initial amounts to be deferred, absent deferral, would be paid to the Eligible Director.

                  (2) The Eligible Director must specify whether payment of his or her Account Balance, including any payment in respect of any Non-Elective Stock Units that may be credited to the Participant's Account, is to be made in a single sum or in annual installments.

                  (3) Notwithstanding the foregoing, an Eligible Director may not elect a time of benefit commencement and/or a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Eligible Director's termination of service.

            (e) Deferrals of an Eligible Director's Compensation shall be credited to the Plan at the time at which the Compensation, absent deferral, would be payable to the Participant.

            (f) Unless the Deferral Election form specifically provides otherwise, a Deferral Election shall expire as of the last day of the calendar year that includes the first day on which any amount, absent deferral, would be paid to the Eligible Director.

            3.2 OPTIONS FOR STOCK UNITS. A Director who holds an option for Corporation common stock that was awarded to him or her under any plan maintained by the Corporation may elect, to the extent permitted under that plan or otherwise by the Committee, to convert all or part of that option to an Option for Stock Units in accordance with the provisions of this Section 3.2.

            (a) ELECTION TO CONVERT OPTION. A Director can elect to convert all or a portion of an outstanding option to an Option for Stock Units by providing written notice to the Corporation, which must be received by the Corporate Executive Compensation Department, at least six months before the expiration date of the option. The election must specify the number of shares of Corporation common stock subject to the option that are to become subject to the Option for Stock Units. The election must also specify the date on which the Stock Units to be credited to the Director's Account upon the exercise of the Option for Stock Units are to be paid to the Director; such date may be (1) the Director's termination of service or (2) a specific date (which may be determined by reference to the Director's termination of service or by reference to the date of the Director's exercise of the Option for Stock Units).

            (b) EXERCISE OF OPTIONS FOR STOCK UNITS. A Director may not exercise an Option for Stock Units until the expiration of the six-month period beginning on the date on which the Director's option is converted to an Option for Stock Units. Thereafter, but only until the expiration of the period during which the option that the Director converted to an Option for Stock Units could, in accordance with its original terms be exercised, a Director may exercise Options for Stock Units by providing written notice of exercise to the place designated by the Committee. At the time of the exercise of an Option for Stock Units, the Director must certify to the Corporation or its designee that he or she currently owns shares of Corporation common stock sufficient to pay the aggregate option price and, if the shares were acquired for services to the Corporation that he or she has held those shares for at least six months.

            (c)   EFFECT OF EXERCISE.

                  (1) As soon as practicable following receipt of a Director's notice of exercise under Section 3.2(b), Stock Units will be credited to the Director's Account. The number of Stock Units to be so credited will be equal to (A) the difference between (i) the aggregate fair market value on the date of exercise of the shares of Corporation common stock relating to the portion of the Option for Stock Units that the Director has elected to exercise and (ii) the sum of (a) the aggregate exercise price and (b) any Social Security, Medicare or state or local income tax required to be withheld with respect to the exercise, divided by (B) the fair market
value of a share of Corporation common stock on the date of exercise.   For
purposes of this Section 3.2(c)(1), "fair market value" means, on any date, the average of the high and the low sales price of a share of Unisys common stock as reported on the New York Stock Exchange for that day, but not later than the earlier of the official close of the New York Stock Exchange or 4:00 p.m. US Eastern Standard Time or Eastern Daylight Time, as the case may be

                  (2) Notwithstanding a Director's election of a payment date under Section 3.2(a), if the Director exercises an Option for Stock Units later than two years before the payment date elected, payment in respect of the Stock Units credited to his or her Account as a result of the exercise will be made as soon as practicable after the second anniversary of the date of exercise.

            (d) EFFECT OF TERMINATION OF SERVICE. If a Director terminates service before exercising an Option for Stock Units, the Option for Stock Units will remain exercisable to the extent that the option that the Director converted to the Option for Stock Units would have remained exercisable absent conversion. If, however, the Director (or his or her Beneficiary) subsequently exercises the Option for Stock Units after his or her Account Balance has been paid or has begun to be paid as a result of his or her termination of service, payment in respect of the Stock Units acquired upon such exercise will be made immediately. If the Director (or his or her Beneficiary) fails to exercise the Option for Stock Units before the date on which the option that the Director converted to an Option for Stock Units would have expired or terminated, then the Director's (or Beneficiary's) right to exercise the Option for Stock Units will likewise terminate.


                                     ARTICLE IV
                           TREATMENT OF DEFERRED AMOUNTS


            4.1 MEMORANDUM ACCOUNT. (a) The Corporation shall establish on its books a separate Account for each Participant for each calendar year in which the Participant elects to defer Compensation. Amounts deferred by a participant pursuant to a Deferral Election shall be credited to the Participant's Account on the date on which the deferred amounts, absent deferral, would have been paid to the Participant. Non-Elective Stock Units awarded to the Participant shall be credited to the Participant's Account on such dates as are prescribed in the applicable award documents. In addition, as of each Valuation Date, incremental amounts determined in accordance with
Section 4.2 will be credited or debited to each Participant's Account. Any payments made to or on behalf of the Participant and for his or her Beneficiary shall be debited from the Account. No assets shall be segregated or earmarked in respect to any Account and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate his or her interest or any portion thereof in his or her Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of the Corporation.

            (b) If the Corporation shall issue a stock dividend on the common stock, stock dividend equivalents shall be credited to the Participant's Stock Unit Account, as of the dividend payment date, as Stock Units in the same amount as the stock dividends to which the Participant would have been entitled if the Stock Units were shares of common stock. Cash dividends, if any, shall be credited to the Stock Units Account, as of the dividend payment date, in the form of Stock Units based on the Fair Market Value of the Common Stock on the dividend payment date. The Stock Units Account shall be appropriately adjusted to reflect splits, reverse splits, or comparable changes to the Corporation's common stock.

            4.2   INVESTMENT MEASUREMENT OPTIONS.

            (a) Subject to the provisions of this Section 4.2, a Participant's Account, excluding his/her Stock Units Account, shall be credited or debited with amounts equal to the amounts that would be earned or lost with respect to the Participant's Account Balance if amounts equal to that Account Balance were actually invested in the Investment Measurement Options in the manner specified by the Participant.

            (b) Each Eligible Director may elect, at the same time as a Deferral Election is made, to have one or more of the Investment Measurement Options applied to current deferrals, or to have the current deferrals credited to his/her Stock Units Account in the form of Elective Stock Units. Such election with respect to current deferrals may be changed at any time upon appropriate notice to the Corporate Executive Compensation Department; provided, however, that an election to have current deferrals credited as Elective Stock Units may not be changed at any time during the effective period of the Deferral Election. If a Participant elects to have current deferrals credited as Elective Stock Units, the number of Stock Units to be credited to the Participant's Stock Unit Account under this Section 4.2(c) shall be the quotient of (i) divided by (ii) where (i) equals the amount of the current deferral to be credited as Stock Units and (ii) equals the Fair Market Value on the date on which the amounts are credited to the Participant's Stock Unit Account.

            (c) Subject to the restrictions described in Subsection (d), a Participant may elect to change the manner in which Investment Measurement Options apply to existing Account Balances (excluding the Participant's Stock Units Account). In addition, a Participant may elect to have all or any portion of his/her existing Account Balances (other than the Stock Units Account) credited to his/her Stock Units Account as Elective Stock Units.
                   (i) The number of Stock Units to be credited to the Participant's Stock Unit Account under this Section 4.2(b) shall be the quotient of (x) divided by (y) where (x) equals the amount of the current deferral to be credited as Stock Units and (y) equals the Fair Market Value on the effective date on which the amounts are credited to the Participant's Stock Unit Account.

Any election described in this subsection (c) will be effective upon receipt of the appropriate notice to the Corporate Executive Compensation Department.

            (d)   The following rules apply to Investment Measurement Options.

                  (1) The percentage of a Participant's current deferrals and/or Account Balance to which a specified Investment Measurement Option is to be applied must be a multiple of one percent (1%). The Participant may change the specified Investment Measurement Options that will apply to his or her Account(s) on any business day as of which the Plan's recordkeeper is open for business. Changes in a specified Investment Measurement Option with respect to a Participant's Account will be effective as soon as administratively practicable following receipt of the Participant's election.

                  (2) To the extent that a Participant has not specified an Investment Measurement Option to apply to all or a portion of his or her current deferrals and/or Account Balance, the Insurance Contract Fund or such other fund as is designated by the Committee shall be deemed to be the applicable Investment Measurement Option.

                  (3) The chosen Investment Measurement Option or Options shall apply to deferred amounts on the date on which such deferred amounts, absent deferral, would have been paid to the Participant.

            (e) The Committee shall have the authority to modify the rules and restrictions relating to Investment Measurement Options (including the authority to change such Investment Measurement Options prospectively) as it, in its discretion, deems necessary and in accord with the investment practices in place under the USP.


                                     ARTICLE V
                            PAYMENT OF DEFERRED AMOUNTS


            5.1 FORM AND TIME OF PAYMENT. The benefits to which a Participant or a Beneficiary may be entitled under the Plan shall be paid in accordance with this Section 5.1.

            (a) Payments of a Participant's Account Balances (other than the Participant's Stock Units Account) shall be made in cash. Payments of the Participant's Stock Units Account shall be made in shares of Unisys common stock and the number of shares of Unisys common stock delivered to the Participant shall equal the number of Stock Units held in the Participant's Stock Units Account.

            (b) Except as otherwise provided in Sections 5.3 and 5.4, payment of a Participant's Account Balance shall commence as of the Valuation Date next following the date or dates specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections; provided, however, that where the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections specify that payments with respect to a Participant's Account Balance are to commence as of a specified date or specified dates not determined by reference to the Participant's retirement or other termination of service and the Participant terminates service with the Corporation prior to such date or dates, payment of the portion of the Participant's Account Balance that was deferred to such date or dates shall commence as of the Valuation Date next following the Participant's termination of service, but in the same manner specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections.

            (c) All payments shall be made in the manner specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections.

            (d) To the extent a Participant has not specified the manner or time of payment of all or a part of his or her Account Balance, payment of the amounts not specified will be made in a single sum as soon as administratively practicable, but no later than 90 days, after the first Valuation Date following the Participant's termination of service as a Director.

            (e) Where a Participant has elected payment in the form of annual installments, each installment payment after the initial installment payment shall be made on or about March 31 of each year following the year in which the first installment was paid. With respect to each Deferral Election made by a Participant, the amount of each annual installment payment to be made to a Participant under such Deferral Election shall be determined by dividing the portion of the Participant's Account Balance covered by such Deferral Election as of the latest Valuation Date preceding the date of payment by the number of installments remaining to be paid under such Deferral Election.

            (f)   Notwithstanding any Deferral Election made by the
Participant:

                  (1) If a Participant terminates service as a Director after beginning to receive any portion of an Account Balance that was to be paid to the Participant as of a specific date, the remaining Account Balance shall be distributed in accordance with the distribution election in effect at the time of the Participant's termination of service as a Director.

                  (2) If the balance in all of a Participant's Accounts is less than a minimum amount established by the Committee at the time of a Participant's termination of service as a Director, the balance in all the Participant's Accounts shall be paid to the Participant in a single sum.

                  (3) Any portion of a Participant's Account Balance that has not been paid to the Participant as of the date of his or her death shall be paid to the Participant's Beneficiary in a single sum as soon as administratively practicable after the Valuation Date following the date on which the Corporation receives notification of the Participant's death.

            5.2   REVISED ELECTION.

            (a)   Pursuant to a Revised Election, a Participant may specify:

                  (1) a date for the commencement of the payment of the Participant's Account Balance that is either the date of the Participant's termination of service as a Director or a date at least one year after the date specified in the Participant's applicable Deferral Election; and/or

                  (2) a manner of payment that calls for a greater number of annual installment payments than that specified in the Participant's applicable Deferral Election, or a number of annual installment payments where the Participant specified a single sum payment in his or her applicable Deferral Election.

                  (3) Notwithstanding the foregoing, a Participant may not elect a time of benefit commencement and/or a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Eligible Executive's termination of service as a Director.

            (b) A Participant may only make three Revised Elections with respect to each of the Participant's Accounts.

            (c)   To be effective, a Revised Election must be:

                  (1) made in writing by the Participant on a form furnished for such purpose by the Corporate Executive Compensation Department;

                  (2) submitted to the Corporate Executive Compensation Department on or before the date that is three months and one day before the date on which the portion of the Participant's Account Balance that is the subject of the Revised Election would, absent the Revised Election, first become payable; and

                  (3) approved by the Corporate Executive Compensation Department. A Revised Election will be deemed to have been approved by the Corporate Executive Compensation Department if it is not disapproved by the Corporate Executive Compensation Department within ten days of the date on which it is received.

            5.3   SPECIAL PAYMENT.

            (a) Notwithstanding any other provision of the Plan to the Contrary, a Participant may receive payment of all or a portion of his or her Account Balance as soon as administratively practicable following the receipt by the Secretary of the Corporation of the Participant's written request for such payment; provided, however, that a Participant will not be permitted to receive any portion of his/her Non-Elective Stock Units under this Section 5.3(a) prior to termination of service as a Director.

            (b) As a condition of receiving any payment made pursuant to Subsection 5.3(a), a Participant will be subject to, as a penalty, payment to the Company of an amount equal to eight percent of the amount of the payment made pursuant to Subsection 5.3(a). The payment to the Company shall generally be deducted from the amount otherwise payable to the Participant under Subsection 5.3(a).

            (c) If a Participant receives a payment of less than his or her entire Account Balance pursuant to Subsection 5.3(a), the portion of the Participant's Account Balance to which each Investment Measurement Option is applied shall be reduced proportionately so that the Investment Measurement Options apply to the Participant's Account Balance in the same percentage immediately before and immediately after the payment.

            (d) Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any portion of a Participant's Account Balance is the subject of a determination by the Internal Revenue Service that such portion is includible in the Participant's taxable income, the Participant's Account Balance shall be distributed to the extent it is so includible. Payments made in respect of the Participant's Stock Units Account
will be made in shares of Unisys common stock.   All income taxes and related
interest and penalties associated with credits to or distributions from a Participant's Account shall be borne by the Participant.

            5.4 ACCELERATION OF PAYMENT. Notwithstanding any other provision of this Plan to the contrary, the Committee in its sole discretion may accelerate the payment of Account Balances to all or any group of similarly situated Participants or Beneficiaries, whether before or after the Participant's termination of service, in response to changes in the tax laws or accounting principles.

            5.5 SEC RULE 16b. If deemed necessary to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, the Corporation may delay payment of Stock Units until six months following the date on which the Stock Units were credited to the Participant's Account.


                                   ARTICLE VI
                                  MISCELLANEOUS


            6.1 AMENDMENT. The Board may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the Participant's consent, adversely affect any deferred amount credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination.
The Plan shall remain in effect until terminated pursuant to this provision.

            6.2 ADMINISTRATION. The Committee shall have the sole authority to interpret the Plan and in its discretion to establish and modify administrative rules for the Plan. All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld, and any associated interest and/or penalties.

            6.3 GOVERNING LAW. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except as such laws may be superseded by the federal law.


                                  ARTICLE VII
                          TRANSFER OF ACCOUNT BALANCE


            7.1 TRANSFER OF EXECUTIVES' PLAN ACCOUNTS. Notwithstanding any other provision of the Plan to the contrary, a Director who is a former employee of Unisys Corporation and who is a participant in the Executives' Plan may elect to transfer any or all of his/her account balance in the Executives' Plan into this Plan. Upon transfer, such amounts shall be subject to the terms and conditions of this Plan, provided that all elections previously made under the Executives' Plan with respect to such amounts shall continue in effect until otherwise modified hereunder. Notwithstanding the payment election provision described in Article V hereof, in no event may a Director elect a form of payment with respect to amounts transferred from the Executives' Plan that is any more rapid than the form of payment in effect under the Executives' Plan at the time of such transfer.


                                  ARTICLE VIII
                                CHANGE IN CONTROL


            8.1   WITHDRAWAL ELECTION.

            (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, each Participant may elect to receive a single sum payment of all or any portion of his/her account balance. Such election shall only be effective if delivered to the Secretary of the Corporation within the ninety-day period immediately following the date of the occurrence of the Change in Control.

            (b) If an election is timely made, the Participant (or Beneficiary) will be entitled to receive, as soon as practicable after the expiration of the ninety-day period, an amount equal to (1) the full value or any portion thereof of the Account Balance minus (2) an early withdrawal penalty equal to 8% of the total value of (1). The Committee, upon advice of counsel, may modify the early withdrawal penalty described above in any way it deems appropriate and consistent with the purposes of the Plan.

            8.2 LITIGATION EXPENSES. If litigation is brought by a Participant or Beneficiary after a Change in Control to enforce or interpret any provision of the Plan, the Corporation to the extent permitted by applicable law shall reimburse the Participant (or Beneficiary) for the reasonable fees and disbursements of counsel incurred in such litigation.